Exhibit 10.3

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.  REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION

GAS SERVICES AGREEMENT

BETWEEN

SM ENERGY COMPANY (“Customer”)

AND

EAGLE FORD GATHERING LLC (“Eagle Ford”)

GAS SERVICES AGREEMENT

THIS GAS SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of July 1, 2010, by and between SM ENERGY COMPANY (“Customer”) and EAGLE FORD GATHERING LLC, a Delaware limited liability company (“Eagle Ford”).  Customer and Eagle Ford are sometimes referred to collectively as “Parties” or singularly as a “Party.”

W I T N E S S E T H:

WHEREAS, Customer owns and/or controls Gas to be produced from wells located in Webb, Dimmit, and La Salle Counties, Texas, and desires Eagle Ford, on a firm non-interruptible basis, subject to the terms and conditions hereof, to gather, transport, and process such Gas, and to purchase the liquefiable hydrocarbons as calculated herein, and to redeliver Customer’s Residue Gas all as provided herein; and

WHEREAS, Eagle Ford has firm transportation capacity on the Laredo-to-Katy pipeline system of Kinder Morgan Texas Pipeline LLC (“KMTP”) and firm processing capacity at the Houston Central Plant (“Plant”) owned and operated by Copano Processing, L.P. (“Copano Processing”) in Colorado County, Texas, and is willing to provide for the services desired by Customer under the terms and conditions hereof; and

WHEREAS, Eagle Ford will construct a new gathering pipeline (as generally depicted on Exhibit “B”, labeled “Joint Venture Line”), at its sole cost and expense, from the KMTP Laredo-to-Katy pipeline to the Points of Delivery, which is sufficient to gather Customer’s Gas as provided herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual benefits and covenants herein contained, the Parties hereby agree as follows:

ARTICLE I – DEFINITIONS

1.1          Defined Words and Terms. Except where the context otherwise indicates another or different meaning or intent, the following words and terms as used herein shall be construed to have the meaning indicated:

(a)               “Btu” shall mean British thermal unit, which is the quantity of heat required to raise the temperature of one pound avoirdupois of pure water from 58.5 degrees Fahrenheit (“°F”) to 59.5°F.  MMBtu shall mean 1,000,000 Btu.

(b)               “Conventional Lease Separation” shall mean the separation of equilibrium liquids from the effluent produced by wells delivering Gas to the Points of Delivery hereunder without using adsorption, absorption, external refrigeration, or other cooling processes.

(c)                “Cubic Foot of Gas” shall mean the volume of Gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.  The standard pressure base shall be 14.73 psia, and the standard temperature base shall be 60°F. The terms “Mcf” and “MMcf” shall mean, respectively, 1,000 cubic feet and 1,000,000 cubic feet.

(d)               “CPI-U” means the “All Items Consumer Price Index for All Urban Consumers, U.S. City Average,” as compiled monthly by the U.S. Department of Labor, Bureau of Labor Statistics utilizing a standard reference base period of 1982-84 equals 100, unadjusted for seasonal variation.

(e)                “Day” or “Daily” shall mean a 24-hour period beginning at 9:00 a.m. (central time) on a calendar day and ending at 9:00 a.m. (central time) on the next succeeding calendar day.  Any Day other than Saturday, Sunday, or legal holiday for commercial banks under either the laws applicable to national banking associations or those applicable to Texas state chartered banks, shall mean “Business Day.” The date of a day shall be that of its beginning.

(f)                 “Gas” shall mean natural Gas produced in its original state from Gas and/or oil wells, but shall not include such iso-butane and heavier hydrocarbons as are removed, prior to the delivery hereunder, by Conventional Lease Separation.  The classification by the Railroad Commission of Texas shall control hereunder as to whether a well is a Gas well or an oil well.

(g)                “Gathering System” shall mean the Joint Venture Line and other facilities owned and operated by Eagle Ford and utilized to gather Customer’s Gas.

(h)               “GPM” shall mean gallons per Mcf as determined at the Points of Delivery.  This term refers to the content of components in natural Gas that are recoverable or recovered as liquid products.

(i)                   “Gross Heating Value” shall mean the gross number of Btu that would be contained in a volume of one (1) cubic foot of Gas at a temperature of sixty (60) degrees Fahrenheit, and under a pressure of fourteen and seventy-three hundredths (14.73) psia and adjusted to reflect the actual water vapor content of the Gas delivered.  If the Gas contains less than seven (7) pounds of water vapor per million cubic feet then the Gas shall be deemed dry.

(j)                  “Gas Daily Index” shall mean the midpoint average price published in the Platts Gas Daily Price Guide for the Month in which an Imbalance occurs under the heading Midpoint Averages, subheading “East-Houston-Katy,” Houston Ship Channel.

(k)               “HSC Index” shall mean the price published by Platts, a Division of the McGraw-Hill Companies, in the first issue of Inside F.E.R.C.’s Gas Market Report in the Month of production under the heading Market Center Spot-Gas Prices, subheading East Texas, Houston Ship Channel Index.

(l)   “Hydrocarbon Shrinkage” shall mean the amount, in MMBtu, by which Customer’s Gas delivered at the Points of Delivery is reduced as a result of calculating the Plant Products as set forth in Section 6.2 below.

(m)           “Imbalance” shall mean the positive or negative difference each Month between Customer’s Residue Gas delivered by Eagle Ford at the Points of Redelivery and Customer’s nominations to its downstream pipeline(s) at the Points of Redelivery during such Month.

(n)               “Month” shall mean a period beginning at 9:00 a.m. (central time) on the first Day of a calendar month and ending at 9:00 a.m. (central time) on the first Day of the next succeeding calendar month.

(o)                 “Plant Fuel, Flare and Losses” shall be fixed based at the amount set forth in Section 6.2 below and applied to Customer’s Gas delivered at the Points of Delivery.

(p)               “Plant Products” shall mean the liquefiable hydrocarbon calculated using the fixed recoveries of each component (as set forth in Section 6.2 below) and applied to Customer’s Gas delivered at the Points of Delivery.

(q)               “Plant Thermal Reduction” (“PTR”) shall mean the sum of the Hydrocarbon Shrinkage and Plant Fuel, Flare and Losses.

(r)                  “Points of Delivery” shall mean the meter facilities described on Exhibit “A”.

(s)                 “Points of Redelivery” shall mean the inlet flange of the meters at the tailgate of the Plant that measure the Residue Gas delivered into the pipelines or pooling points named on Exhibit “A.”

(t)                  “Psia” or “psia” shall mean pounds per square inch absolute.

(u)               “Psig” or “psig” shall mean pounds per square inch gauge.

(v)               “Residue Gas” shall mean the total quantity of Customer’s Gas received at the Points of Delivery each Month, less Customer’s PTR calculated hereunder.

ARTICLE II – QUANTITIES

2.1        Commitment. Subject to all of the terms, conditions, and limitations herein set forth, Customer hereby commits to the performance of this Agreement and agrees to deliver or cause to be delivered to Eagle Ford, and Eagle Ford agrees to receive from Customer, and transport, and process, as provided herein, during the term hereof at the Points of Delivery, Gas owned and/or controlled by Customer (excluding any Gas originating from third parties during the first two Contract Periods described below in this Section 2.1, however this exclusion does not apply to royalty owners’ Gas or overriding royalty owners’ Gas or other working interest owners’ Gas produced from a well in which Customer owns a working interest) which is received at the  Points of Delivery described in Exhibit “A,” up to a Maximum Daily Quantity (the “Firm MDQ”) for each such Delivery Period as follows:

Delivery Period	Firm MDQ MMBtu/Day
1.) In-Service Date of the Gathering System through 12/31/2011*	[*****]
2.) 1/1/2012 -12/31/2012	[*****]
3.) 1/1/2013 -12/31/2014	200,000
4.) 1/1/2015 -12/31/2021	[*****]

*In the event that during this Delivery Period, Eagle Ford notifies Customer in writing that Copano Processing has completed the necessary expansion of its fractionation capacity at the Plant, the Firm MDQ for the remainder of this Delivery Period shall be [*****]MMBtu/Day.

Eagle Ford shall redeliver to Customer at the Points of Redelivery, on a firm basis subject to all the provisions of this Agreement, the Residue Gas attributable to the Firm MDQ.  The “In-Service Date” shall be the date that the Gathering System is operational and ready to receive and gather Customer’s Gas, as determined by Eagle Ford and specified in a written notice to Customer.

2.2          Interruptible Quantities. Customer may deliver and Eagle Ford may receive at the Points of Delivery mutually agreeable quantities of Gas each Day in excess of the Firm MDQ, on an interruptible basis, under the same terms and conditions provided for in this Agreement, up to a quantity of Gas that Eagle Ford agrees to receive from time to time.  Eagle Ford shall redeliver to Customer at the Points of Redelivery, on an interruptible basis, the Residue Gas attributable to the Gas in excess of the Firm MDQ.  For the purpose of clarity, it is understood and agreed by the Parties that all Gas delivered at the Points of Delivery in excess of the Firm MDQ on an interruptible basis will be counted towards the Customer’s Period Quantity Commitment as described in Section 5.3 herein.

ARTICLE III – POINTS OF DELIVERY

3.1          Points of Delivery.  Shall mean the Eagle Ford owned meter facilities described on Exhibit “A.”

ARTICLE IV – NOMINATIONS AND IMBALANCES

4.1          Daily Nominations.  Customer shall nominate by 10:30 a.m. on a Business Day prior to the Day of flow, in accordance with Eagle Ford’s nomination procedures, the quantity of Gas per Day (“Daily Nominated Quantity”) that Customer will deliver to Eagle Ford at each Point of Delivery and receive at each Point of Redelivery.  Intra-day nominations will be made in accordance with Eagle Ford’s nomination procedures.  The quantities to be transported shall be as agreed to by the Parties (the “Confirmed Nominations”) and described in a Nomination Form, substantially in the form of the attached Exhibit “D.”  Customer shall make all necessary arrangements to receive Customer’s Residue Gas at the Points of Redelivery.  Eagle Ford shall have no obligation to gather Customer’s Gas on any Day for which Customer does not have a Confirmed Nomination.

4.2          Right to Balance.  The Parties agree that during the term hereof Eagle Ford shall have the right to operate its Gathering System and to accept and deliver Gas hereunder in such a manner as to maintain balance between receipts and deliveries of Gas subject to this Agreement as closely as possible.  Eagle Ford will have the right and option (i) to refuse to accept Customer’s Gas in excess of its Confirmed Nominations at the Points of Delivery, and (ii) to refuse to accept Residue Gas delivery nominations at the Points of Redelivery if such nominations exceed the quantity of Customer’s Residue Gas available at the Points of Redelivery.

4.3          Cash-Out. Each Month Eagle Ford shall value Customer’s Imbalance, if any, at the Gas Daily Index.  Over-deliveries of Residue Gas by Customer at the Points of Redelivery will be sold to Eagle Ford at the Gas Daily Index.  Under-deliveries of Residue Gas by Customer at the Points of Redelivery will be purchased by Customer from Eagle Ford at the Gas Daily Index.

ARTICLE V – FEES

5.1          Service Fee.  For each MMBtu of Customer’s Gas delivered to the Points of Delivery with a GPM content equal to or greater than [*****] (the GPM for this purpose will be calculated Daily based upon the weighted average GPM at the Points of Delivery, provided that the GPM at any Points of Delivery shall not be less than [*****]), Customer will pay Eagle Ford a Service Fee equal to the sum of $[*****] plus [*****]% of the HSC Index (“Service Fee”). The Service Fee applicable to Customer’s Gas containing less than [*****] GPM (the GPM for this purpose will be calculated Daily based upon the weighted average GPM at the Points of Delivery) will be subject to the negotiation of mutually agreeable terms. The Service Fee will be reduced by $[*****] per MMBtu at the time the Total Quantity Commitment is met by delivery of Gas, including the quantity for which payment of a Deficiency Fee is made pursuant to Section 5.3, prior to the expiration of the Primary Term.

5.2          Inflation Adjustment. Commencing on January 1, 2017, and continuing for the Term of this Agreement, Customer and Eagle Ford agree that the Service Fee and the $[*****] portion of the T&F Fee shall be adjusted annually (effective on each January 1) by the percentage increase or decrease in the CPI-U for the preceding twelve-Month period determined by comparing the CPI-U for the November immediately preceding the applicable January 1 to the CPI-U for the prior November (“Inflation Adjustment”). The Parties agree that the adjusted Service Fee shall never decrease as a result of the Inflation Adjustment below the original amount set forth in Sections 5.1 and 6.3. In the event the CPI-U is no longer published, the Parties shall mutually agree to a replacement inflationary index.

5.3          Quantity Commitment. Commencing on the effective date of this Agreement, as determined under ARTICLE XX - TERM, Customer hereby commits to deliver a minimum quantity of Gas during each Contract Period specified below in this Section 5.3 (“Period Quantity Commitment”) as set forth below. If Customer fails to deliver the Period Quantity Commitment at the end of each Contract Period, then Customer shall pay Eagle Ford, at the conclusion of each Contract Period, an amount equal to $[*****] per MMBtu (“Deficiency Fee”) times the deficient quantity in MMBtu. Gas delivered in excess of the Period Quantity Commitment in a Contract Period will be credited to the Period Quantity Commitment for subsequent Contract Periods.

Contract Periods	Period Quantity Commitment MMBtu
1. In-Service Date of the Gathering System through 6/30/2012	Equals the number of days between the In-Service Date through 6/30/2012 times [*****]
2. 7/1/2012 -12/31/2012	[*****]
3. 1/1/2013 -12/31/2013	[*****]
4. 1/1/2014 -12/31/2014	[*****]
5. 1/1/2015 -12/31/2015	[*****]
6. 1/1/2016 -12/31/2016	[*****]
7. 1/1/2017 -12/31/2017	[*****]
8. 1/1/2018 -12/31/2018	[*****]
9. 1/1/2019 -12/31/2019	[*****]
10. 1/1/2020 -12/31/2020	[*****]
11. 1/1/2021 -12/31/2021	[*****]
TOTAL QUANTITY COMMITMENT	Equals the summation of all Period Quantity Commitments

5.4          MDQ Change. If Customer delivers the Total Quantity Commitment through December 31, 2021, and Customer’s average Daily deliveries are less than [*****]% of Customer’s then-existing Daily Firm MDQ for a period of four consecutive months, then Eagle Ford shall have the right to reduce the then-existing Firm MDQ. Any such reduction shall not result in a Firm MDQ that is less than [*****]% of the total average quantity of Gas delivered by Customer over the above 4-Month period. Following a reduction as contemplated in the foregoing, Customer shall have the right, subject to available firm capacity as determined in Eagle Ford’s sole discretion, reasonably exercised, to an increase of the then-existing Firm MDQ; provided, however, that Customer’s new Firm MDQ following any such increase shall not exceed the Firm MDQ specified in Section 2.1 for the applicable Contract Period.

5.5          Quantity Commitment Reduction. Beginning on January 1, 2017, and for each calendar year thereafter, Customer shall have the right to reduce its Period Quantity Commitment (as defined in Section 5.3 above) by [*****]%. The Firm MDQ shall be adjusted to reflect any reduction in Period Quantity Commitment. For example: If Customer elects to reduce the Period Quantity Commitment on January 1, 2017, then the Firm MDQ for such Calendar year shall become [*****] MMBtu/Day, or [*****]MMBtu annually. If Customer elects to reduce its Period Quantity Commitment, the Deficiency Fee (as defined in Section 5.3 above) for Customer’s remaining Period Quantity Commitment shall increase to $[*****] per MMBtu.

5.6          Failure To Receive Gas.  If, at any time during the term of this Agreement, Eagle Ford is unable to take all of Customer’s available Gas up to the Firm MDQ on any Day for any reason, including Force Majeure, then Customer shall receive credit against the Period Quantity Commitment for delivering the greater of the previous Month’s average Daily deliveries in aggregate or the Daily equivalent Period Quantity Commitment for such Day(s). In the event Eagle Ford is unable to take Customer’s Gas delivered under the terms and conditions hereof up to the Firm MDQ for a total of 45 Days in any one calendar year, but not to exceed 60 Days in any two consecutive calendar years, excluding periods of Force Majeure (“Reduced Flow Period”), then Customer shall have the right to terminate this Agreement by providing 30 Days prior written notice to Eagle Ford within 15 Days following the Reduced Flow Period. The right of termination provided for in the preceding sentence shall also apply in the event a period of Force Majeure exceeds 270 consecutive days wherein Eagle Ford cannot take the Firm MDQ in effect at such time. Upon such termination there will be no further obligation on the part of either Party (except obligations incurred before the effective date of termination, including to pay for Gas delivered and not yet paid for) and any accumulated obligation related to the Period Quantity Commitment, if any, will be waived.

ARTICLE VI – PROCESSING SETTLEMENT

6.1          Plant Products.  Customer agrees to sell to Eagle Ford, and Eagle Ford agrees to purchase from Customer, under the provisions hereof, all Plant Products attributable to Customer’s Gas. As consideration for the purchase of the Plant Products by Eagle Ford from Customer hereunder, Eagle Ford shall pay Customer the value of the Plant Products as determined in Section 6.3 below. Eagle Ford shall take title to the Plant Products at the Points of Delivery.

6.2          Plant Recoveries. The Plant recoveries and FF&L will be fixed as shown below:

Product	Initial Recoveries
Ethane	[*****]
Propane	[*****]
Butanes	[*****]
Pentanes+	[*****]
Plant FF&L	[*****]

Product	Recoveries after 200 MMcf/d Proposed Expansion
Ethane	[*****]
Propane	[*****]
Butanes	[*****]
Pentanes+	[*****]
Plant FF&L	[*****]

Product	Recoveries after Full Replacement of Lean Oil Plant
Ethane	[*****]
Propane	[*****]
Butanes	[*****]
Pentanes+	[*****]
Plant FF&L	[*****]

Recoveries after the full replacement of the lean oil plant are further described in Section 6.5 below.

6.3          Value. The value for the Plant Products shall be (i) one hundred percent (100%) of the OPIS Mont Belvieu Index monthly average of the daily average of the high and of the low prices for purity ethane, and (ii) one hundred percent (100%) of the OPIS Mont Belvieu Index Non-TET monthly average of the daily average of the high and of the low prices for propane, isobutane, normal butane, and natural gasoline, both less the transportation and fractionation fee (the “T & F” Fee) defined below. The T & F Fee shall mean the greater of (i) $[*****] per gallon, or (ii) the fee calculated and determined in cents per gallon on a Monthly basis using the following formula:

T & F = [*****] + [*****] + ([*****] x (HSC Index/3.50)) cents per gallon

6.4          Residue Gas.  Eagle Ford shall deliver Customer’s Residue Gas to Customer, or its designee, at the Points of Redelivery.  Subject to availability, Customer shall have access to the pipeline interconnections shown on Exhibit “A.”  Eagle Ford shall deliver Customer’s Residue Gas to Customer, or its designee, in condition and at pressures sufficient to allow the Gas to enter the Points of Redelivery up to the MAOP of the respective Points of Redelivery.

6.5          Replacement of Lean Oil Plant. In the event substantially all of the lean oil processing equipment at the Plant is replaced with cryogenic equipment having a capacity of approximately 450,000 MMBtu per Day, then commencing on the first day of the Month following the Month the new cryogenic equipment is placed in service, the ethane recovery factor shall be fixed at [*****]% and shall remain fixed for [*****] ([*****]) calendar years. After such time, the ethane recovery factor shall be [*****]%.  Eagle Ford shall notify Customer in writing that Copano Processing has replaced the lean oil plant at the Plant.

6.6          Ethane Rejection. Customer will have the right to reject ethane each Month by providing Eagle Ford with five (5) Business Days’ notice prior to the first Day of such month. Customer’s ethane recovery for any Month during which Customer has elected to reject ethane will be fixed at [*****]% of the theoretical gallons of ethane contained in Customer’s Gas.  All other fixed recoveries as set forth in Section 6.2 will remain the same during ethane rejection.

ARTICLE VII - TAXES AND COMPLIANCE COSTS

7.1          General. Subject to the provisions of Section 7.2 below, Eagle Ford shall pay or cause to be paid all taxes and assessments imposed on Eagle Ford, and Customer shall pay or cause to be paid all taxes and assessments imposed upon Customer.  In the event any new or additional taxes are imposed on Customer’s Gas or Residue Gas during the term of this Agreement, Customer shall be responsible for and pay such taxes, or shall reimburse Eagle Ford therefore if Eagle Ford has paid or reimbursed others for such taxes.

7.2           Reimbursement.  Notwithstanding anything contained in this Agreement to the contrary, if there is a change in any applicable law or regulation after the effective date of this Agreement which results in a governmental authority imposing, in Eagle Ford’s sole determination, reasonably exercised, an additional direct or indirect, actual or pro rata cost or expense on Eagle Ford in connection with or related to the quality of Customer’s Gas, including but not limited to: (i) any tax, assessment or emission credit, allowance or offset expense, (ii) any requirements to modify facilities or operations, (iii) any requirement to prevent, reduce, control, or monitor emissions, or (iv) other cost or expense based upon or related to greenhouse gas content or emissions (collectively, “Compliance Costs”), Customer will be fully responsible for its share of the Compliance Costs. Customer’s share of the Compliance Costs will be based on the ratio of the mole percent of carbon dioxide per Mcf in Customer’s Gas at the Points of Delivery times the total Mcf delivered by Customer at such points bears to the mole percent of carbon dioxide per Mcf in all Gas delivered at the inlet of the Plant times the total Mcf delivered at the Plant, or other mutually agreeable method. If Eagle Ford recovers a portion of the Compliance Costs paid by Customer at a future date from third parties, Eagle Ford shall reimburse Customer for its proportionate share of such recovery.  Eagle Ford shall have the right to deduct all Compliance Costs for which Customer has a reimbursement obligation from the amounts otherwise owed by Eagle Ford to Customer hereunder.

ARTICLE VIII - CUSTODY TRANSFER AND RESPONSIBILITY

8.1          Custody and Risk of Loss. Custody and risk of loss of Customer’s Gas (including all components of the Gas stream) delivered hereunder shall pass from Customer to Eagle Ford at the Points of Delivery. Custody and risk of loss of Customer’s Residue Gas shall pass from Eagle Ford to Customer at the Points of Redelivery.

8.2          Responsibility. Customer shall be in control and possession of Gas and liquid hydrocarbons and responsible for any injuries, claims, liabilities, or damages caused thereby until the same shall have been delivered to Eagle Ford at the Points of Delivery. After such delivery, as between Eagle Ford and Customer, Eagle Ford shall be in possession and control thereof and responsible for any injuries, claims, liabilities, or damages caused thereby until redelivery of Residue Gas to Customer or its designee at the Points of Redelivery.

ARTICLE IX – LIQUEFIABLE HYDROCARBON CONTENT TESTS

9.1          Frequency. Eagle Ford or Eagle Ford’s designee shall use an online gas chromatograph at each Point of Delivery described on Exhibit “A” to determine liquefiable hydrocarbon content, and other pertinent properties of Customer’s Gas at the Points of Delivery by standard test methods then in use in the industry and approved by the Parties hereto.

ARTICLE X – MEASUREMENT

10.1        Assumed Atmospheric Pressure. The average atmospheric pressure shall be assumed to be fourteen and seven tenths pounds per square inch (14.7 psi) at the Points of Delivery.

10.2        Unit of Volume. The unit of volume for measurement of Gas for all purposes shall be one (1) cubic foot of Gas at a base temperature of sixty degrees Fahrenheit (60º F.) and at a base pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia).  Where measurement is by orifice meter, all fundamental constants, observations, records and procedures involved in the determination and/or verification of the quantity and other characteristics of Gas delivered hereunder shall be made according to the latest revision of ANSI/API 2530-92 Chapter 14.3, Part 1-4 (AGA Report No. 3), with any revisions, amendments or supplements, unless otherwise specified herein.

10.3        Adjustment for Supercompressibility. Adjustment to measured Gas volumes for the effects of supercompressibility shall be made according to the latest revision of AGA report No. 8 “Compressibility and Super Compressibility for natural gas and Other Hydrocarbon gases,” as amended from time to time.  The measuring Party shall use an onsite gas chromatograph at each delivery point described Exhibit “A” to obtain representative relative density, gas composition, and heating values of the Gas delivered or received as may be required to compute such adjustments.    The supercompressibility will be calculated using the latest Gas analysis, flowing temperature and pressure. When electronic flow measurement is used, the Daily flow data will be calculated using the method set forth in AGA Report No. 8 Detailed Method.

10.4        Determination of Heating Value. The heating value of the Gas may be determined by the use of a chromatograph. The arithmetical average of the hourly heating value recorded by a recording instrument during periods of flow each day shall be considered as the heating value of the Gas delivered hereunder during such day. The samples shall be analyzed on the measuring Party’s chromatograph. The result of a sample shall be applied to Gas deliveries during the month. All heating value determinations made with a chromatograph shall use physical Gas constants for Gas compounds as outlined in the latest revision of GPA 2145 or revisions to related reports to which the Parties may mutually agree. Heating value shall be determined to the nearest whole Btu.

10.5        Determination of Flowing Temperature. The temperature of the Gas flowing through the meter or meters shall be determined by the continuous use of a recording thermometer installed so that it will properly record the temperature of the Gas flowing through the meter. The average of the temperature recorded each day shall be used in computing the volumes of Gas for that Day. Temperature shall be determined to the nearest whole degree in Fahrenheit.

10.6        Determination of Specific Gravity. The specific gravity of the Gas flowing through the meter or meters shall be determined by the use of a chromatograph so that it will properly record the specific gravity of the Gas flowing through the meter or meters. The average of specific gravity recorded each Day shall be used in computing the volume of Gas for that Day.  All specific gravity determinations made with a chromatograph shall use physical constants for Gas compounds as outlined in the latest revision of GPA 2145 or revisions to related Reports to which the Parties may mutually agree. Specific gravity shall be determined to the nearest one thousandth (0.001).

ARTICLE XI – MEASURING EQUIPMENT AND TESTING

11.1        Equipment. At or near each Point of Delivery and Point of Redelivery, Eagle Ford, or its designee, shall, at its expense, install, operate and maintain in accurate working order, the meters, electronic flow measurement computers, instruments and equipment of standard type necessary to measure the Gas to be delivered and redelivered hereunder.  The Gas meters shall conform to the latest edition of the applicable AGA/API standards.  The metering and other equipment installed, together with any buildings erected for such equipment, shall be and remain the property of Eagle Ford or its designee.

As specified by Eagle Ford, all measuring stations provided hereunder shall be equipped with orifice meter runs, electronic flow computer, recording gauges or other types of meter or meters of standard make and design commonly accepted in the natural gas industry in order to accurately measure the Gas delivered hereunder. A computer, transducers and other associated sensing devices will be installed to accurately measure the Gas delivered hereunder in accordance with A.G.A. Report Nos. 3, 5, 6, and 7, as appropriate.  The values for gross heating value, specific gravity and Gas composition shall be real time data from an onsite gas chromatograph.

11.2        Calibration and Tests of Meters. The measuring Party shall calibrate chromatographs at least once each month against a standard Gas sample. All other measuring equipment shall be calibrated and adjusted as necessary by the measuring Party or as frequently as deemed necessary, but not less frequently than once each month. Customer may, at its option, be present for such calibration and adjustment. Eagle Ford shall give Customer notice of the time of all tests sufficiently in advance of conducting same so that the Parties may conveniently have their representatives present. Following any test, any measuring equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately.  Each Party shall have the right, at any time, to challenge the accuracy of any measuring equipment used hereunder and may request additional tests. If, upon testing, the challenged equipment is found to be in error, then it shall be repaired and calibrated. The cost of any such special testing, repair and calibration shall be borne by the Party requiring the special test if the percentage of inaccuracy is found to be two percent (2%) or less, or one percent (1%) if electronic flow measurement equipment is utilized.  Otherwise, the cost shall be borne by the Party operating the challenged measuring equipment.

11.3        Access to Meters and Records. The other Party shall have access at all reasonable times to the measuring equipment and all other instruments used by the measuring Party in determining the measurement and quality of the Gas delivered hereunder, but the reading, calibrating, and adjusting thereof shall be done only by employees, agents or representatives of the measuring Party.  The measuring Party shall keep on file copies of original records for a period of three (3) years for mutual use of Eagle Ford and Customer. Upon request, the measuring Party shall submit to the other Party copies of original records from such equipment, subject to return by the Party within sixty (60) Days after receipt thereof.

11.4        Correction of Metering Errors. If, upon any test, the measuring equipment, in the aggregate for any measurement facility, is found to be inaccurate by more than one percent (1%), registration thereof and any payments based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon; provided, however, if such period is not definitely known or agreed upon, then such registration and payment shall be corrected for a period extending back one-half (1/2) of the time elapsed since the last Day of calibration.

11.5        Failure of Meters. If, for any reason, the measuring equipment is out of service or out of repair so that the quantity of Gas delivered hereunder through such measuring equipment cannot be ascertained or computed from the readings thereof, the quantity of Gas so delivered during the period such equipment is out of service or out of repair shall be estimated and agreed upon by Eagle Ford and Customer upon the basis of the best available data, using the first of the following methods which is feasible:

(a)           By using the registration of any duplicate measuring equipment installed by the measuring Party, if installed and registering correctly;

(b)           By using the registration of any check measuring equipment of the other Party, if installed and registered accurately;

(c)           By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation;

(d)           By estimating the quantity of deliveries by using the volumes delivered under similar conditions during preceding periods when the measuring equipment was registering accurately.

11.6        Check Measuring Equipment. Customer may install, maintain and operate at its own expense, at or near the Points of Delivery, such check measuring equipment as desired; provided, however, that such equipment shall be installed so as not to interfere with the operation of any other measuring equipment. Eagle Ford shall have access to such check measuring equipment at all reasonable times, but the reading, calibration and adjusting thereof and the changing of charts shall be done only by Customer.  Customer will have access to a separate set of taps for check measurement purposes.

11.7        New Measurement Techniques. If, at any time during the term hereof, a new method or technique is developed with respect to Gas measurement or liquids measurement or to the determination of the factors used in such measurements, such new method or technique may be substituted for the method set forth in this Article XI when the Party employing such new method or technique receives consent from the other Party.

11.8        Liquid Measurement. Eagle Ford, or its designee, shall measure Plant Products by utilizing meters operated and maintained in accordance with recognized industry standards. Measurement procedures and calculations will be in accordance with the API Manual of Petroleum Measurement. Meter tests and calibration will be conducted as determined by Eagle Ford, but at least once each Month. Procedures used in testing and calibration will be in accordance with the aforementioned API Manual of Petroleum Measurement to ensure measurement accuracy to within one-half of one percent. Consecutive meter factors differing by more than 50/10,000 will result in an adjustment to recorded volumes. The readings, calibrations and adjustments of the measuring equipment shall be done by employees or agents of Eagle Ford. Eagle Ford shall notify Customer in advance of the performance of tests and calibrations so that Customer may have its representative present as a witness at the Points of Delivery.

ARTICLE XII – ALLOCATIONS

12.1        Allocation of Plant Products.  From the results of the liquefiable hydrocarbon content tests and the quantity of Gas delivered to the Points of Delivery for each Month, there shall be determined the total theoretical gallons of each Plant Product contained in Customer’s Gas.  The total amount of each Plant Product assumed to be recovered and saved in the Plant during each Month shall be fixed at recoveries as set forth in Section 6.2 (subject to Sections 6.5 and 6.6) and multiplied by Customer’s total theoretical gallons of each Plant Product.

12.2        Allocation of Plant Fuel, Flare and Losses.  The quantity of the Gas that is assumed to be consumed as Plant Fuel, Flare and Losses stated in MMBtu, shall be deemed to be the percentage of the quantity of Gas in MMBtu delivered at the Points of Delivery as set forth in Section 6.2.

12.3        Hydrocarbon Shrinkage. Hydrocarbon Shrinkage shall be calculated by Eagle Ford each Month by multiplying the number of gallons of each component of Plant Products attributable to Customer’s Gas by the Btu equivalent of each such component as set forth in the GPA Technical Standards Publication No. 2145-09, as revised from time to time and so adjusted to 60°F and 14.73 psia pressure base.  The aggregate Btu of all such components shall constitute the Hydrocarbon Shrinkage hereunder.

ARTICLE XIII – GAS QUALITY

13.1        Specifications.  Customer shall deliver at the Points of Delivery merchantable pipeline quality Gas that conforms to the following quality specifications:

(a)         The Gas shall be free of water and other objectionable liquids at the temperature and pressure at which the Gas is delivered to Eagle Ford and shall in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) cubic feet, measured at fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia) at a standard temperature of sixty degrees Fahrenheit (60° F.).

(b)         The Gas shall not contain more than twenty-five hundredths (.25) of one grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties hereto.

(c)          The Gas shall not contain more than one half (.50) of one grain of total sulfur per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties hereto.

(d)         The Gas shall not contain more than three tenths (.3) of one grain of mercaptans per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry and as mutually acceptable to the Parties hereto.

(e)          The Gas shall not contain in excess of:

i.                                          [*****] percent ([*****]%) by volume of carbon dioxide (CO2);

ii.                                       Ten parts per million (10 ppm) by volume of oxygen (O2);

iii.                                    Three percent (3%) by volume of nitrogen (N2);

iv.                                   In the aggregate, four percent (4%) by volume of non-hydrocarbons.

(f)           The Gas shall contain no carbon monoxide, halogens, unsaturated hydrocarbons, and not more than four hundred parts per million (400 ppm) of hydrogen.

(g) The Gas shall have a temperature of not more than one hundred and twenty degrees Fahrenheit (120° F.) and not less than forty degrees Fahrenheit (40° F).

(h) The Gas shall be commercially free from gum, gum-forming constituents, or other objectionable liquid or solid matter which might become separated from the Gas in the course of transmission through pipelines.

(i)             Subject to the provisions of this Section 13.1 and the constituents allowed herein, the Gas shall be free of any and all corrosive materials that may, in Eagle Ford’s determination, be harmful to any of its or its designees’ facilities.

(j)            The Gas shall have a minimum weighted average GPM of [*****] at the Points of Delivery; however the minimum GPM at any Point of Delivery is [*****].

13.2        Failure to Meet Specifications. If any Gas subject hereto fails to meet an applicable quality specification, Eagle Ford shall have the right to waive such failure and to continue to receive such Gas. If Eagle Ford refuses to receive such Gas and if Customer does not elect to treat the Gas so as to cause the same to meet such quality specification, then Customer shall stop the delivery of the Gas that fails to meet such quality specification. Customer’s failure to conform to such gas qualities (and Eagle’s refusal to take out of spec Gas) does not relieve Customer of any obligations hereunder.

ARTICLE XIV – PRESSURES

14.1        Customer’s Delivery Pressure.  Customer shall deliver Gas to Eagle Ford at the Points of Delivery at pressures sufficient to allow the Gas to enter the Gathering System, but not at pressures in excess of 1200 psig or the maximum allowable operating pressure of the Gathering System (“MAOP”) whichever is lower, as it may exist from time to time, at the Points of Delivery. Eagle Ford is under no obligation to modify its line pressures to permit the entry of Customer’s Gas into the Gathering System.  Customer may install compression at its own cost and expense.  Customer shall equip its compression and production equipment, if any, (i) with overpressure relief or shut-off devices to prevent delivery to Eagle Ford in excess of the MAOP, (ii) with Gas cooling equipment to prevent discharge temperatures above 120° F. into the Gathering System, and (iii) with pulsation dampening equipment acceptable to Eagle Ford to minimize pulsation induced measurement errors.

ARTICLE XV – ACCOUNTING

15.1        Payment.  On or before the 25th Day of each Month, Eagle Ford shall pay Customer by wire transfer and provide a net settlement statement setting forth the amount due to Customer for Gas received hereunder during the prior Month.  Eagle Ford shall make payment to Customer for the value of the Plant Products less all fees and other charges applicable hereunder. Such payment and net settlement statement  shall include, by each Point of Delivery, the calculation of Hydrocarbon Shrinkage, Imbalance, Plant Products, PTR, Residue Gas, and any applicable cash-out as provided in Section 4.3 hereof. In addition, the net settlement statement shall include a calculation of the cumulative amount of Gas delivered (subject to volume credited in accordance with Section 5.6, if any) during the applicable Contract Period. Any cash-out amounts due Customer shall be included in Eagle Ford’s payment to Customer and any cash-out amounts due Eagle Ford shall be deducted from Eagle Ford’s payment to Customer.

If any amount is due Eagle Ford at the end of each Contract Period under Section 5.3, then Eagle Ford shall, within forty-five (45) Days after the end of such Contract Period, furnish Customer a detailed accounting of and invoice for such payment due Eagle Ford, based on the calculations provided in Section 5.3.  Customer shall make payment to Eagle Ford by wire transfer within fifteen (15) Days from receipt of such invoice.

15.2        Information.  Upon receipt of a written request by Eagle Ford, Customer will furnish to Eagle Ford copies of any and all forms filed by Customer and/or its operators with any state or federal regulatory agency covering Gas subject to this Agreement.  Additionally, Eagle Ford and Customer shall each preserve all records applicable to this Agreement, including all test and measurement data and charts, for a period of at least 24 Months following the end of each calendar year, or such longer periods as shall be required under law or regulation.  Notwithstanding anything in this Agreement to the contrary, the Parties’ respective rights and obligations under this Section 15.2 shall survive termination of this Agreement.

15.3       Audits.  Either Party, upon notice in writing to the other Party and upon execution of a mutually acceptable confidentiality agreement which is typical of this type of audit, shall have the right at reasonable hours to audit the accounts and records relating to any invoice under this Agreement within the 24 Month period following the end of the calendar year in which an invoice was rendered; provided, however, that the auditing Party must make a claim in writing upon the other Party for all discrepancies disclosed by said audit within said 24 Months.  Any audit shall be conducted by the auditing Party or its representative at the auditing Party’s expense. Any invoices shall be final as to all Parties unless questioned within said 24 Months.  Notwithstanding anything in this Agreement to the contrary, the Parties’ respective rights and obligations under this Section 15.3 shall survive termination of this Agreement.

ARTICLE XVI – FORCE MAJEURE

16.1       Definition.  Subject to the other provisions of this Agreement, if either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments when due hereunder, it is agreed that, on such Party’s giving notice and reasonably full particulars of such Force Majeure in writing or by facsimile to the other Party within a reasonable time after the occurrence of the cause relied on, the obligations of the Party giving such notice, so far as they are affected by Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch, if economically justifiable. The term

“Force Majeure,” as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, hurricanes, floods, high water washouts, arrests and restraints of government and people, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, unscheduled maintenance to machinery and equipment, freezing of wells or lines of pipe, partial or entire failure of wells, the failure of third parties to transport, process, deliver, and receive Gas subject hereto as a documented consequence of an event of Force Majeure, and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension.

Such term shall likewise include (a) in those instances where either Party is required to obtain servitudes, rights-of-way grants, permits or licenses to enable such Party to perform hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and (b) in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to perform hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable costs and after the exercise of reasonable diligence, such materials and supplies, permits and permissions.

16.2        Strikes and Lockouts. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

16.3       Facilities Loss. In the event of loss of or damage to all or a substantial part of the Gathering System, the KMTP pipeline, or the Plant for any cause, then neither Eagle Ford nor KMTP nor Copano Processing shall have any obligation to repair, rebuild, or replace same. The requirement in Section 16.1 above that any Force Majeure shall be remedied with all reasonable dispatch shall not apply in such event.  If such event occurs and it is determined that such facilities will not be repaired, rebuilt, or replaced, then this Agreement shall terminate with no further obligation on the part of either Party (with the exception of obligations incurred before the effective date of termination, including amounts due for Gas delivered at the Points of Delivery prior to such event) and any accumulated obligation related to the Period Quantity Commitment, if any, will be waived.

ARTICLE XVII – NOTICES

17.1        Addresses.             All notices provided for herein shall be in writing at the addresses listed below or to such other address either Party shall designate by written notice.  Such notices shall be sent by certified U.S. mail, return receipt requested, postage prepaid, by facsimile, or by courier.  Notices sent by certified mail or courier shall be deemed provided upon delivery as evidenced by the receipt of delivery.  Notices sent by facsimile shall be deemed to have been provided upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission; however, if the Day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been provided on the next following Business Day.

To Customer:

Gas Scheduling

Attn: Gas Control

Street Address or P.O. Box 1775 Sherman Street, Suite 1200

City, State Zip Denver, CO  80203

Telephone:            303-861-8140

Facsimile:              303-830-2216

E-mail:                   gascontrol@sm-energy.com

Contractual Matters

Attn:  Contract Administration

1775 Sherman Street, Suite 1200

Denver, CO 80203

Wiring Instructions:

SM Energy Company

Wells Fargo Bank West, NA

1740 Broadway, Denver, CO  80274

Acct:  [*****]

ABA for ACH: [*****]

ABA for Wire Transfer: [*****]

To Eagle Ford:

Attn:  Contract Services

2727 Allen Parkway, Suite 1200

Houston, Texas 77019

Telephone:            (713) 621-9547

Facsimile:              (713) 737-9047

E-mail:                   cseawright@copanoenergy.com

Wiring Instructions:

Bank:     Comerica Bank

ABA:      [*****]

Account Name:  [*****]

Account:  [*****]

17.2       Dispatching Notices. Eagle Ford may notify Customer in writing, by facsimile, by electronic means, or orally by telephone followed within a reasonable time with a written confirmation of changes in Eagle Ford’s Gas dispatching requirements.

ARTICLE XVIII – WARRANTY AND INDEMNIFICATION

18.1       WARRANTY OF TITLE. CUSTOMER HEREBY WARRANTS TO EAGLE FORD THAT IT OR THE OWNER FOR WHOM IT IS ACTING HAS GOOD, MERCHANTIBLE TITLE TO THE GAS DELIVERED HEREUNDER AND THE PLANT PRODUCTS CONTAINED THEREIN, THE RIGHT TO DELIVER AND SELL SAME, AND THAT SUCH GAS AND PLANT PRODUCTS ARE FREE FROM ALL LIENS AND ADVERSE CLAIMS, AND CUSTOMER AGREES TO INDEMNIFY EAGLE FORD AND ITS MEMBERS FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, ACTIONS, DEBTS, ACCOUNTS, DAMAGES, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), LOSSES AND EXPENSES ARISING

FROM OR OUT OF ANY ADVERSE CLAIMS OF ANY AND ALL PERSONS MADE AGAINST EAGLE FORD OR ITS MEMBERS REGARDING TITLE TO OR OWNERSHIP OF THE GAS AND PLANT PRODUCTS.

18.2        ADVERSE CLAIMS. IN THE EVENT ANY ADVERSE CLAIM IS ASSERTED WITH RESPECT TO ANY OF CUSTOMER’S GAS OR PLANT PRODUCTS, EAGLE FORD MAY WITHHOLD ANY PAYMENT DUE CUSTOMER HEREUNDER THAT RELATES TO THE SPECIFIC VOLUME OF CUSTOMER’S GAS OR PLANT PRODUCTS AGAINST WHICH THE CLAIM IS MADE WITHOUT INTEREST UNTIL SUCH CLAIM HAS BEEN FINALLY DETERMINED OR UNTIL CUSTOMER FURNISHES EAGLE FORD A BOND, IN FORM AND WITH SURETIES REASONABLY ACCEPTABLE TO EAGLE FORD, CONDITIONED TO HOLD EAGLE FORD AND ITS MEMBERS HARMLESS FROM ANY SUCH CLAIMS.

18.3        OWNERSHIP PAYMENTS. CUSTOMER AGREES TO PAY OR CAUSE TO BE PAID TO THE PARTIES ENTITLED THERETO ALL WORKING INTEREST, ROYALTIES, OVERRIDING ROYALTIES, PAYMENTS OUT OF PRODUCTION, AND OTHER LIKE CHARGES APPLICABLE TO THE GAS AND PLANT PRODUCTS.

18.4        COMPLIANCE WITH REGULATIONS. CUSTOMER WARRANTS THAT ANY GAS TRANSPORTED UNDER THIS AGREEMENT THAT IS SUBSEQUENTLY DELIVERED INTO INTERSTATE COMMERCE SHALL BE TRANSPORTED (i) BY THE RECEIVING INTERSTATE PIPELINE ON BEHALF OF AN INTRASTATE PIPELINE OR A LOCAL DISTRIBUTION COMPANY PURSUANT TO THE PROVISIONS OF SECTION 311(A)(1) OF THE NATURAL GAS POLICY ACT OF 1978 AND SUBPART B OF SECTION 284 OF THE REGULATIONS OF THE FEDERAL ENERGY REGULATORY COMMISSION (THE “TRANSPORTATION REGULATIONS”) OR ANY SUCCESSOR AUTHORITY AND (ii) IN COMPLIANCE WITH THE TRANSPORTATION REGULATIONS.  CUSTOMER AGREES TO INDEMNIFY EAGLE FORD AND ITS MEMBERS FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, ACTIONS, DEBTS, ACCOUNTS, DAMAGES, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), LOSSES, EXPENSES, FINES AND PENALTIES ARISING FROM OR OUT OF CUSTOMER’S BREACH OF THIS WARRANTY.

18.5        INDEMNIFICATION. SUBJECT TO THE OTHER PROVISIONS HEREOF,  EACH OF EAGLE FORD AND CUSTOMER SHALL INDEMNIFY, DEFEND, AND HOLD THE OTHER AND THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, AND EMPLOYEES HARMLESS FROM CLAIMS, DEMANDS, AND CAUSES OF ACTION OF EVERY TYPE AND CHARACTER ARISING OUT OF ITS PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT (INCLUDING EXPENSES AND REASONABLE ATTORNEY’S FEES RELATED THERETO) WHICH ARE ASSERTED AGAINST THE INDEMNITEE BY ANY PERSON (INCLUDING, WITHOUT LIMITATION, CUSTOMER’S AND EAGLE FORD’S EMPLOYEES) FOR PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY WHICH IS THE RESULT OF THE SOLE NEGLIGENCE OR THE SOLE WILLFUL MISCONDUCT OF THE INDEMNITOR. WHERE PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY IS THE RESULT OF JOINT NEGLIGENCE OR JOINT WILLFUL MISCONDUCT OF CUSTOMER AND EAGLE FORD, OR EITHER OF THESE TWO PARTIES, OR EITHER OF THEM AND ONE OR MORE THIRD PARTIES, THE INDEMNITOR’S DUTY OF INDEMNIFICATION SHALL BE IN THE SAME PROPORTION THAT THE INDEMNITOR’S NEGLIGENT ACTS OR OMISSIONS CONTRIBUTED THERETO. IF CUSTOMER OR EAGLE FORD IS STRICTLY LIABLE UNDER LAW OR STATUTE, THE INDEMNITOR’S DUTY OF INDEMNIFICATION SHALL BE IN THE SAME PROPORTION THAT THE INDEMNITOR’S NEGLIGENT ACTS OR OMISSIONS CONTRIBUTED TO THE PERSONAL INJURY, ILLNESS, DEATH OR LOSS OF OR DAMAGE TO PROPERTY FOR WHICH THE INDEMNITEE IS

STRICTLY LIABLE.

18.6        LIMITATION OF CLAIMS; SURVIVAL. EACH PARTY WAIVES ALL RIGHTS, EXCEPT SUCH RIGHTS AS ARE OTHERWISE EXPLICITLY RETAINED HEREIN, TO CLAIM INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES WHICH IN ANY WAY RELATE TO A CLAIM UNDER OR A BREACH OF THIS AGREEMENT.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES’ RESPECTIVE RIGHTS AND OBLIGATIONS UNDER THIS ARTICLE XVIII SHALL SURVIVE TERMINATION OF THIS AGREEMENT FOR THE APPLICABLE PERIODS OF LIMITATIONS.

ARTICLE XIX – SUCCESSORS AND ASSIGNS

19.1        Binding of Terms. All the terms and conditions of this Agreement shall extend to and be binding upon the respective successors and assigns of the Parties hereto.

19.2        Assignments. The Parties have entered into this Agreement in anticipation of continued performance hereunder, and, accordingly, the rights and obligations of either Party hereunder shall not be assigned without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Assignments of this Agreement may be made in whole or in part.  Without the consent of the other Party hereto, either Party hereto may assign its rights hereunder to an affiliate which directly or indirectly owns or is owned by or is under common control of another affiliate or affiliates of the Party making the assignment.

19.3        Pledged Rights. Nothing contained in this Article shall in any way prevent either Party from pledging or mortgaging its rights hereunder for security of indebtedness.

ARTICLE XX – TERM

20.1        Term. This Agreement shall become binding on each Party as of July 1, 2010, when executed by such Party, but shall become operative and effective on the In-Service Date and shall continue and remain in full force and effect until January 1, 2022 (“Primary Term”) and year to year thereafter, unless terminated by either Party upon at least ninety (90) Days’ written notice given to the other Party prior to the end of the Primary Term or any annual extensions thereafter.  However, such termination shall not discharge any obligations incurred before the effective date of termination by the Parties hereunder, including payment for services rendered.

20.2        Early Termination. If the In-Service Date does not occur by December 31, 2011, for any reason including Force Majeure events, Customer may terminate this Agreement by written notice to Eagle Ford by 3:00 p.m. CST January 12, 2012.

ARTICLE XXI – MISCELLANEOUS

21.1        Waiver. No waiver by Eagle Ford or Customer of any default of the other Party under this Agreement shall operate as a waiver of any subsequent default, whether of a like or a different character.

21.2        Performance. Any provision herein, which requires action by either Party where a performance date is not specified, shall require performance of such action within a reasonable time.

21.3         Confidentiality. The terms of this Agreement, including but not limited to quantity and price, shall not be disclosed to any third party (excluding the affiliates and/or working interest and royalty interest owners of the Parties) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except to the extent disclosure is required by laws, rules, regulations, or orders of governmental authority or the rules and regulations of any applicable stock exchange. Notwithstanding anything in this Agreement to the contrary, the Parties’ respective rights and obligations under this Section 21.3 shall survive termination of this Agreement.  A CONFIDENTIALITY PROVISION CAN NOT BE UNILATERALLY REQUIRED IN A GAS SALE, TRANSPORTATION OR GATHERING AGREEMENT TO WHICH A CUSTOMER IS A PARTY AND THIS SECTION 21.3 WILL NOT BECOME A PART OF THIS AGREEMENT UNLESS CUSTOMER’S AUTHORIZED REPRESENTATIVE HAS INITIALED THE LINE MARKED “YES, SECTION 21.3, CONFIDENTIALITY, IS INCLUDED IN THIS AGREEMENT,” PROVIDED UNDER CUSTOMER’S SIGNATURE BLOCK.

21.4        Drafting. As between the Parties hereto, it shall be conclusively presumed that each and every provision of this Agreement was drafted jointly by Customer and Eagle Ford.

21.5        Headings. The headings contained in this Agreement are used solely for convenience and do not constitute part of the agreement between the Parties, and they should not be used to aid in any manner in construing this Agreement.

21.6       APPLICABLE LAW. THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS TO ANY PROVISION OF SUCH LAWS THAT MAY REFER THE INTERPRETATION OF THIS AGREEMENT TO ANOTHER JURISDICTION. Notwithstanding anything in this Agreement to the contrary, this Section 21.6 shall survive termination of this Agreement.

21.7         Governmental Prohibition. If any governmental authority prohibits or otherwise conditions performance of an obligation in a manner that is unacceptable in the sole judgment of the Party affected thereby, then the Party so affected or prohibited may terminate this Agreement by giving written notice to the other Party with the effective date of the termination occurring on the first Day of the Month immediately following the Month in which the notice of termination is given, provided that any governmental prohibition or condition which renders this Agreement or any part hereof illegal shall result in the immediate termination of this Agreement without regard to notice (with the exception of obligations incurred before the effective date of termination, including to pay for Gas delivered and not yet paid for; any accumulated obligation related to the then-current Period Quantity Commitment will not be waived).

21.8         Creditworthiness. If either Party has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement, whether or not then due, (including, without limitation, the occurrence of a material change in either Parties’ creditworthiness), either Party may demand Adequate Assurance of Performance.  “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, and for the term reasonably acceptable to the requesting Party, including, but not limited to, a standby irrevocable letter of credit, a prepayment, or a guaranty.  In the event such assurance is not provided or mutually agreed upon (both Parties acting reasonably), then the requesting Party shall have the right, as applicable, to suspend services or suspend delivery of Gas, or to terminate this Agreement, without prior notice, in addition to any and all other remedies available to it.  If Eagle Ford elects to suspend services or Customer elects to suspend delivery of Gas in accordance with this Section 21.8, the obligation imposed by Section 5.3 shall be tolled during such suspension.  Upon termination in accordance with this Section 21.8, (a) there will be no further obligation on the part of either Party (except obligations incurred before the effective date of termination, including to pay for Gas delivered and not yet paid for and (b) any accumulated obligation related to the Period Quantity Commitment, to the extent not tolled, will not be waived if termination is by Eagle Ford, but will be waived if termination is by Customer.

ARTICLE XXII – SIGNATURES

IN WITNESS WHEREOF, this Agreement is executed in multiple originals as of the date first written above.

SM ENERGY COMPANY	EAGLE FORD GATHERING LLC

/s/ David J. Whitcomb	/s/ Brian D. Eckhart
David J. Whitcomb	Brian D. Eckhart
Vice President – Marketing	Senior Vice President, Transportation and Supply

IF CUSTOMER AGREES THAT SECTION 21.3, CONFIDENTIALITY SHALL BE INCLUDED IN THIS AGREEMENT FOR THE PRIMARY TERM AND ANY EXTENSION THEREOF, PLEASE INITIAL IN THE SPACE PROVIDED BELOW MARKED “YES”, OTHERWISE INITIAL THE SPACE MARKED “NO”.

☒           YES, SECTION 21.3, CONFIDENTIALITY, IS INCLUDED IN THIS AGREEMENT

☐         NO, SECTION 21.3 IS NOT INCLUDED IN THIS AGREEMENT

[SIGNATURE PAGE TO GAS SERVICES AGREEMENT DATED EFFECTIVE JULY 1, 2010, BETWEEN EAGLE FORD GATHERING LLC AND SM ENERGY COMPANY]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [*****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “A”

to Gas Services Agreement dated effective July 1, 2010, between

Eagle Ford Gathering LLC and SM Energy Company

(the “Agreement”)

POINTS OF DELIVERY

Eagle Ford, at its own cost and expense, shall install two (2) separate mutually agreeable Points of Delivery as follows:

Bolt Ranch Point of Delivery, Webb County, TX as reflected in Exhibits “C1”

La Salle Area Point of Delivery, La Salle County, TX as reflected in Exhibit “C2”.

Any additional points of delivery that Customer requests during the term of this Agreement shall be installed only with Eagle Ford’s consent and at Customer’s sole cost and expense.

Customer will be provided internet accounts and access to their volumes and other available data associated with the Points of Delivery.

POINTS OF REDELIVERY

1. Kinder Morgan Texas Pipeline	Meter #HC5-20996
2. Houston Pipe Line Company	Meter #HC5-20903
3. Tennessee Gas Pipeline Company	Meter #HC5-20904 or Zone 0 Pool
4. Texas Eastern Transmission Company	TETCO So TX Pool 79501

The above referenced Points of Redelivery are inclusive of any header delivery fees as part of the Service Fee.  Should additional Redelivery Points be added in the future, Customer shall have the right to add such points at a fee to be negotiated on a case by case basis.

EXHIBIT “B”

To Gas Services Agreement dated effective July 1, 2010, between

Eagle Ford Gathering LLC and SM Energy Company

(the “Agreement”)

La Salle
La Salle County
McMullen
McMullen County
Zavala
Dimmit
Webb
Webb County
Duval
59
Freer Compressor Station
Copano Pipeline
Joint Venture Line
Kinder Morgan
SM Energy Leases
Scale: 1" = 10 Miles
0 2.5 5 10 15
Miles
Eagle Ford Gathering LLC
SM Energy
Eagle Ford Shale
NJS
Date : 06/17/10

EXHIBIT “C1”

To Gas Services Agreement dated effective July 1, 2010, between

Eagle Ford Gathering LLC and SM Energy Company

(the “Agreement”)

Bolt Ranch Point of Delivery
Proposed Bolt Ranch Point of Delivery
Approximate
Lat 28.0652450 N
Long -99.6036128 W
Galvan Ranch 8H
Galvan Ranch 7H
Galvan Ranch 6H
Galvan Ranch 4H
Galvan Ranch 2H
Galvan Ranch 1H
Galvan Ranch 5H
Legend
Existing SM Energy Wells/Permits
Delivery Point
Joint Venture Line
SM Energy Acreage
Scale: 1" = 3 Miles
0 0.5 1 2 3 4
Miles
Eagle Ford Gathering LLC
SM Energy
Eagle Ford Shale
Date: 07/01/10

EXHIBIT “C2”

To Gas Services Agreement dated effective July 1, 2010, between

Eagle Ford Gathering LLC and SM Energy Company

(the “Agreement”)

La Salle Area Point of Delivery

Cotulla
Ranch Rd
Ranch Rd
Proposed La Salle Area
Point of Delivery
Approximate
Lat 28d 17' 17.52" N
Long -99d 20' 37.79" W
A
Legend
Existing SM Energy Wells/Permits
Delivery Point
Joint Venture Line
SM Energy Acreage
Eagle Ford Gathering LLC
SM Energy
Eagle Ford Shale
Scale: 1" = 3 Miles
0 0.5 1 2 3 4
Miles

EXHIBIT “D”

Nomination Form

Eagle Ford Gathering LLC					1. First of the Month		Please send Nomination Request to:
					2. Nomination Change		Copano Processing, L.P.
					3. Same Day Change		david.velen@copanoenergy.com
glenn.cook@copanoenergy.com
					Attn: Energy Services		nominations@copanoenergy.com

Transportation Nomination Request

Eagle Ford Contract #			Start Date: 1, 2011			Stop Date EOM		Page 1 of 1

Telecopy
Shipper:			On Behalf of/Agent For		Nominator		Telephone Number	Number
SM Energy Company

Please indicate:			Meter	Meter	Volume	Upstream/Downstream Confirmation
RP-Redelivery Pt, MP-Measure			Number	Name	MMBTU/D
Pt, IM-Imbalance Makeup					(DRY)	Contact Name/Number	Contract Number	MMBTU

MP	RP	IM
☒	☐	☐		KMTP I#44666
☐	☐	☐		PTR
☐	☐	☐		Total Residue
☐	☐	☐
☐	☐	☐
☐	☒	☐	HC5-20996	KMTP @ HCP Tailgate
☐	☒	☐	HC5-20904	Tenn @ HCP Tailgate
☐	☒	☐	HC5-20900	TETCO @ HCP Tailgate
☐	☒	☐	HC5—20903	HPL @ HCP Tailgate

					Total Receipts			Total Deliveries